EXHIBIT 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC
FOUNDED 1866

April 25, 2007

Tribune Company

435 North Michigan Avenue

Chicago, IL 60611

Re:                               Tribune Company Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3ASR (the “Registration Statement”) being filed by Tribune Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale of 48,753,788 shares of common stock, par value $0.01 per share, of the Company (the “Registered Shares”), pursuant to the Registration Rights Agreement, dated as of April 1, 2007, among the Company, Chandler Trust No. 1 and Chandler Trust No. 2.

We have examined the Registration Statement and the Exhibits thereto.  We have also examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions set forth below.  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

1.  The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2.  The Registered Shares are validly issued, fully paid and non-assessable.

This letter is limited to the General Corporation Law of the State of Delaware.

We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to sales of the Registered Shares.

Tribune Company

April 25, 2007

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP